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Exhibit 10.46

        CONFORMED COPY

SECOND AMENDMENT
TO MARRIOTT-TCBY JOINT VENTURE AGREEMENT

        THIS AMENDMENT to the Marriott-TCBY Joint Venture Agreement is made and entered into effective as of March 1,1991, by and between TCBY Enterprises, Inc., a Delaware corporation with its principal office at 1100 TCBY Tower, 425 West Capitol, Little Rock, Arkansas 72201 and TCBY Systems, Inc., an Arkansas corporation with its principal office at 1100 TCBY Tower, 425 West capitol, Little Rock, Arkansas 72201 (collectively the "COMPANY") and Marriott Corporation, a Delaware corporation with its principal office at Marriott Drive, Washington, DC 20058 ("MARRIOTT") and amends the agreement between the COMPANY and MARRIOTT made and entered into effective as of June 1,1989 and the First Amendment thereto dated as of January 1, 1990 (collectively the "Agreement").

1.    Continuing Effect of Agreement.    Unless otherwise stated herein, all terms and conditions of the Agreement shall continue in effect and with full force. Defined terms in the Agreement appearing in language to be added to the Agreement as set forth in this Second Amendment shall have the same meaning as set forth in the Agreement.

2.    Dodger Stadium Locations.    section 2C of the Agreement is hereby modified by adding the following at the end of that section:

  MARRIOTT shall operate STORES and CARTS at the Los Angeles Dodger Stadium, 1000 Elysian Park Avenue, Los Angeles, California, on the same terms and conditions as required under the Agreement, except (a) notwithstanding Section 8A of the Agreement, for this location the COMPANY shall contribute half of all initial equipment costs for STORES and CARTS, (b) there shall be no limit on the number of CARTS at this location and such CARTS as may be operated at this location shall not be counted in computing the limitation on number of CARTS set forth in section 8A, (c) section 3 notwithstanding, the COMPANY shall have sole and absolute discretion to approve each and every STORE and/or CART SITE at this location, and MARRIOTT shall not commence development of any such SITE without first obtaining the COMPANY'S written approval, (d) upon the fifth (5th) anniversary of operations at each SITE at the location Marriott shall have the option to purchase all equipment at such SITE for a price of One Dollar ($1.00), (e) MARRIOTT shall commence operating a minimum of eight (8) CARTS at this location as soon as practicable after execution hereof, and (f) every STORE or CART operated at this location shall be operated only at times which are consistent with the opening and closing of Dodger Stadium and as are reasonably prudent in the opinion of MARRIOTT. The COMPANY shall contribute the sum of One Hundred Seventy-five Thousand Dollars ($175,000) for the purchase of CARTS and other fixtures and equipment at Dodger Stadium; this contribution shall be made in kind in the form of equipment provided by the COMPANY or an affiliate thereof.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Second Amendment effective as of the date first above written.

Attest:	MARRIOTT CORPORATION
/s/ MICHAEL B. LICHTENSTEIN Assistant Secretary	By:	/s/ WILLIAM W. (ILLEGIBLE) (Signature)
(S E A L)	Title:	Vice President (Type or Print)
Attest:	TCBY ENTERPRISES, INC.
/s/ BETTE CLAY Secretary	By:	/s/ WILLIAM P. CREASMAN (Signature)
(S E A L)	Title:	Senior Vice President (Type or Print)
Attest:	TCBY SYSTEMS, INC.
/s/ BETTE CLAY Secretary	By:	/s/ WILLIAM P. CREASMAN (Signature)
(S E A L)	Title:	Senior Vice President (Type or Print)

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SECOND AMENDMENT TO MARRIOTT-TCBY JOINT VENTURE AGREEMENT